Exhibit 1.1

RYAN SPECIALTY HOLDINGS, INC.

9,000,000 Shares of Class A Common Stock

Underwriting Agreement

May 22, 2023

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Onex RSG LP and Onex RSG Holdings LP (“Onex”) and the additional stockholder named in Schedule 2 hereto (such additional stockholder, the “Additional Selling Stockholder” and, together with Onex, the “Selling Stockholders”) of Ryan Specialty Holdings, Inc., a Delaware corporation (the “Company”), propose to sell to you, the underwriter listed in Schedule 1 hereto (the “Underwriter”), an aggregate of 9,000,000 shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of the Company (the “Shares”). The shares of Class A Common Stock of the Company outstanding are referred to herein as the “Stock.”

The Company is the sole managing member of New Ryan Specialty, LLC, a Delaware limited liability company (the “New LLC”). The Company is a holding company, with its sole material asset being a controlling equity interest in the New LLC, which became a holding company with its sole material asset being a controlling equity interest in Ryan Specialty, LLC (“LLC”). The Company operates and controls the business and affairs of the LLC through the New LLC, and through the LLC and its subsidiaries, conducts its business. The Company and the New LLC are each referred to herein as a “Ryan Party” and, collectively, as the “Ryan Parties.”

Each Ryan Party and each Selling Stockholder, severally and not jointly, hereby confirms its agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement on Form S-3 (File No. 333-272122), including a base prospectus (the “Base Prospectus”), relating to certain securities of the Company, including the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means any supplement to the prospectus and the Base Prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 4:20 P.M., New York City time, on May 22, 2023.

2. Purchase of the Shares.

(a) Each of the Selling Stockholders agrees severally and not jointly to sell the Underwritten Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase at a price per share of $43.45 (the “Purchase Price”) from each of the Selling Stockholders the Underwritten Shares.

(b) Each Selling Stockholder understands that the Underwriter intends to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. Each of the Selling Stockholders acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders to the Underwriter in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on May 25, 2023 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and Selling Stockholders may agree upon in writing. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date.”

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriter for the account of the Underwriter of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.

(d) Each Ryan Party and each Selling Stockholder acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Ryan Parties and each Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Ryan Parties, each Selling Stockholder or any other person. Additionally, the Underwriter is not advising the Ryan Parties, each Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Ryan Parties and each Selling Stockholder shall consult with their own advisors concerning such matters and each shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall not have any responsibility or liability to the Ryan Parties or each Selling Stockholder with respect thereto. Any review by the Underwriter of the Ryan Parties, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Ryan Parties or each Selling

Stockholder. Moreover, each of the Selling Stockholder acknowledges and agrees that, although the Underwriter may be required or choose to provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Underwriter is not making a recommendation to any Selling Stockholder to participate in the offering, enter into a “lock-up” agreement, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Underwriter is making such a recommendation.

3. Representations and Warranties of the Ryan Parties. Each Ryan Party, jointly and severally, represents and warrants to the Underwriter that:

(a) [reserved]

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Ryan Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriter, which approval, in the case of written communications required by law to be prepared, used, authorized, approved or referred to, shall not be unreasonably withheld, delayed or conditioned. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Ryan Parties make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof.

(d) [reserved]

(e) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Ryan Parties’ knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Ryan Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof.

(f) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Financial Statements. The financial statements (including the related notes thereto) of the Ryan Parties and their respective consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Ryan Parties and their respective consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal period and adjustments and do not contain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included or incorporated by reference in the

Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Ryan Parties and their respective consolidated subsidiaries, as applicable, and presents fairly, in all material respects, the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock or outstanding equity, as applicable (other than the issuance of shares of Common Stock (as defined below) upon exercise of stock options and warrants described as outstanding in, the exchange, if any, of equity interests of the LLC in, and the grant of options and awards under existing equity incentive plans, in each case, described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of any Ryan Party or any of their respective subsidiaries (other than borrowings described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the LLC on any class of capital stock or other equity interests, as applicable (other than redemptions described in or expressly contemplated by the Registration Statement and tax distributions that LLC is required to make under its operating agreement in effect on the date of this Agreement) or any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, or results of operations of the Ryan Parties and their subsidiaries taken as a whole or on the performance of the Ryan Parties of their obligations under this Agreement; (ii) none of the Ryan Parties or any of their respective subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Ryan Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Ryan Parties and their subsidiaries taken as a whole; and (iii) none of the Ryan Parties or any of their respective subsidiaries has sustained any loss or interference with its business that is material to the Ryan Parties and their subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Organization and Good Standing. Each Ryan Party and each of their subsidiaries have been duly organized and are validly existing and, to the extent such concept is applicable, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and, to the extent such concept is applicable, are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Ryan Parties and their subsidiaries taken as a whole or on the performance by the Ryan Parties of their respective obligations under this Agreement (a “Material Adverse Effect”). The subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 are the only “significant subsidiaries” of the Company.

(j) Capitalization. Each Ryan Party has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of Class A Common Stock (including any Shares to be sold by the Selling Stockholders that are outstanding on the date hereof) and of Class B common stock, par value $0.001 per share of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries (including, without limitation, the LLC), or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or equity interest of the Company or any such subsidiary (including, without limitation, the LLC), any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company and the equity interests of the LLC conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable, except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and in the case of equity interests in any such subsidiary that is not a corporation, the Company or other holder of such equity interests has no obligation to make payments or contributions to such subsidiary or its creditors solely by reason of its ownership of such equity interests) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for such lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of any Ryan Party or any of their respective subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors (or a duly constituted and authorized committee thereof) of the applicable Ryan Party, or its general partner, sole or managing member, as the case may be, and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the applicable Ryan Party and disclosed in the Company’s filings with the

Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(l) Due Authorization. Each Ryan Party has full right, power and authority to execute and deliver, to the extent a party thereto, this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(m) The Shares. The Shares to be issued by the Company to the applicable Additional Selling Stockholder in connection with the exchange of limited partnership interests in the New LLC held by such Additional Selling Stockholder by the New LLC and sold by such Additional Selling Stockholder hereunder have been duly authorized by the Company and, when delivered and paid for as provided herein will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n) No Violation or Default. None of the Ryan Parties or any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Ryan Party or any of their respective subsidiaries is a party or by which any Ryan Party or any of their respective subsidiaries is bound or to which any property, right or asset of any Ryan Party or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Ryan Parties or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, have a Material Adverse Effect.

(o) No Conflicts. The execution, delivery and performance by each Ryan Party of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of any Ryan Party or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Ryan Party or any of their respective subsidiaries is a party or by which any Ryan Party or any of their respective subsidiaries is bound or to which any property, right or asset of any Ryan Party or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Ryan Party or any of their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each Ryan Party of this Agreement and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter or where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which any Ryan Party or any of their respective subsidiaries is or may reasonably be expected to become a party or to which any property of any Ryan Party or any of their respective subsidiaries is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Ryan Parties, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company, the LLC and their respective subsidiaries, is an independent registered public accounting firm with respect to the Company, the LLC and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s) Title to Real and Personal Property. Each Ryan Party and its subsidiaries have good and marketable title in fee simple to, or have valid, subsisting and enforceable leases or otherwise valid rights to use, all items of real and personal property that are material to the respective businesses of each Ryan Party and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by each Ryan Party and its subsidiaries taken as a whole, or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t) Intellectual Property. (i) Each Ryan Party and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except where the failure to own or have the right to use any of the foregoing would not reasonably be expected to have a Material Adverse Effect; (ii) to the knowledge of each Ryan Party, each Ryan Party’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) each Ryan Party and its subsidiaries have not received any written notice of any claim relating to Intellectual Property, which claim, if determined unfavorably, would reasonably be expected to have a Material Adverse Effect; and (iv) to the knowledge of the Ryan Parties, the Intellectual Property of the Ryan Parties and their respective subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any Ryan Party or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of any Ryan Party or any of their respective subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(v) Investment Company Act. Each Ryan Party is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes. Except as would not have a Material Adverse Effect, (i) each Ryan Party and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, and (ii) except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or to the knowledge of the Ryan Parties, could reasonably be expected to be, asserted against any Ryan Party or any of their respective subsidiaries or any of their respective properties or assets.

(x) Licenses and Permits. Each Ryan Party and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Ryan Parties or any of their respective subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) No Labor Disputes. No labor disturbance by or dispute with employees of any Ryan Party or any of their respective subsidiaries exists or, to the knowledge of the Ryan Parties, is contemplated or threatened, and no Ryan Party is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. None of the Ryan Parties or any of their respective subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(z) Certain Environmental Matters. (i) Each Ryan Party and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to any Ryan Party or any of their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against any Ryan Party or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Ryan Parties or any of their respective subsidiaries is aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Ryan Parties or any of their respective subsidiaries, and (z) none of the Ryan Parties or any of their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(aa) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which any Ryan Party or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Ryan Parties within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Sections 302 or 303 of ERISA or Sections 412 or 430 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to determine funding for such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) none of the Ryan Parties or any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by any Ryan Party or its Controlled Group affiliates in the current fiscal year of such Ryan Party and its Controlled Group affiliates compared to the amount of such contributions made in such Ryan Party’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in any Ryan Party and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in any Ryan Party and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) Accounting Controls. The Ryan Parties and their respective subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Ryan Parties and their respective subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any Ryan Party is not aware of any material weaknesses in any Ryan Party’s internal controls (it being understood that this subsection shall not require the Ryan Parties to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law). The auditors of each Ryan Party and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect such Ryan Party’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in such Ryan Party’s internal controls over financial reporting.

(dd) Insurance. Each Ryan Party and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by similarly situated companies and which each Ryan Party reasonably believes are adequate to protect such Ryan Party and its subsidiaries and their respective businesses; and none of the Ryan Parties or any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee) Cybersecurity; Data Protection. Each Ryan Party and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are, in the Company’s reasonable belief, adequate for, and operate and perform in all material respects as required in connection with the operation of the business of each Ryan Party and its subsidiaries as currently conducted, and to the Ryan Parties’ knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Each Ryan Party and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without, or would not reasonably be expected to result in, material cost or liability or the duty to notify any governmental or regulatory authority or any other person, nor any incidents under internal review or investigations relating to the same. Each Ryan Party and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (collectively, the “Data Security Obligations”). Each Ryan Party and its subsidiaries have taken all necessary actions as would reasonably be expected to prepare to comply with the European Union General Data Protection Regulation (and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same could be reasonably likely to create a material liability) as soon they take effect. None of the Ryan Parties has to their knowledge received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation and to their knowledge there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.

(ff) No Unlawful Payments. None of the Ryan Parties, any of their respective subsidiaries, any director or officer of any Ryan Party or any of their respective subsidiaries or, to the knowledge of the Ryan Parties, any agent, employee, affiliate, representative or other person associated with or acting on behalf of any Ryan Party or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Each Ryan Party and its subsidiaries, taken as a whole, have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. None of the Ryan Parties or any of their respective subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(gg) Compliance with Anti-Money Laundering Laws. The operations of each Ryan Party and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any Ryan Party or any of their respective subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Ryan Party or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Ryan Parties, threatened.

(hh) No Conflicts with Sanctions Laws. None of the Ryan Parties, any of their respective subsidiaries, directors or officers, or, to the knowledge of the Ryan Parties, any agent, employee, affiliate, representative or other person associated with or acting on behalf of any Ryan Party or any of their respective subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are (i) currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, or so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, the Ryan Parties and their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii) No Restrictions on Subsidiaries. Except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to any Ryan Party, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying any Ryan Party any loans or advances to such subsidiary from such Ryan Party or from transferring any of such subsidiary’s properties or assets to any Ryan Party or any other subsidiary of any Ryan Party.

(jj) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(kk) No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require any Ryan Party or any of their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(ll) No Stabilization. None of the Ryan Parties or any of their respective subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(mm) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn) Statistical and Market Data. Nothing has come to the attention of any Ryan Party that has caused such Ryan Party to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the applicable Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent compliance is required as of the date of this Agreement.

(pp) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(qq) No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by any Ryan Party or any of their respective subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(rr) Private Placement. Each Ryan Party has not sold, issued or distributed any shares of Common Stock, including limited liability company interests in the New LLC convertible or exercisable or exchangeable for or that represent the right to receive Common Stock, during the six month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares or limited liability company interests issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or otherwise issued in connection with employee or director compensation or pursuant to outstanding options, rights or warrants or as disclosed in the Pricing Disclosure Package.

4. Representations and Warranties of each of the Selling Stockholders. Each of the Selling Stockholders severally and not jointly represents and warrants to the Underwriter and the Company that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except for (i) such consents, approvals, authorizations and orders of the Shares as have been made under the Securities Act or may be required under state or non-US securities, Blue Sky laws or the New York Stock Exchange in connection with the purchase and distribution of the Shares by the Underwriter and the approval of the underwriting terms or arrangements by FINRA or (ii) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement; and such Selling Stockholder has full right, power and authority to enter into this Agreement, has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property, right or asset of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder if such Selling Stockholder is an entity or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, affect the validity of the Shares to be sold by the Selling Stockholders or reasonably be expected to materially adversely affect the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement and to satisfy the other obligations of the Selling Stockholder hereunder.

(c) Title to Shares. Such Selling Stockholder will have good and valid title to the Shares to be sold at the Closing Date, by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Underwriter.

(d) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties of such Selling Stockholder set forth in this Section 4(e) are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Pricing Disclosure Package, and any amendment or supplement thereto; it being understood and agreed that the only such information furnished by each the Selling Stockholder consists of (A) the legal name, address and the number and type of shares of capital stock owned by the Selling Stockholder (including any information about beneficial ownership, voting power and investment control of such shares) before the offering, and (B) the other information (excluding percentages) with respect to the Selling Stockholder which appears in the table (and corresponding footnotes) under the caption “Selling Stockholders” in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (the “Selling Stockholder Information”).

(f) Issuer Free Writing Prospectus. Other than the Registration Statement and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Underwriter.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representation and warranties set forth in this Section 4(g) are limited in all respects to such statements or omissions made in reliance upon and in conformity with information relating to any the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Selling Stockholder is the Selling Stockholder Information.

(h) No Conflicts with Sanctions Laws. The Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; provided that the foregoing shall not apply with respect to the distribution of the proceeds of the offering to any of the Selling Stockholder’s direct or indirect limited partners once such proceeds are no longer under the control of the Selling Stockholder.

(i) Organization and Good Standing. If such Selling Stockholder is not a natural person, such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization.

5. Further Agreements of the Ryan Parties. Each Ryan Party, jointly and severally, covenants and agrees with the Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriter, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or any dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(d) Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing (which may be by electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Pricing Disclosure Package or the Prospectus or the initiation or, to each of the Ryan Party’s knowledge, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to each of the Ryan Party’s knowledge, threatening of any proceeding for such purpose; (viii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including any documents incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f) Blue Sky Compliance. If required by the applicable law, the Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to comply with such requirement by filing such earnings statements on the Commission’s Electronic, Data Gathering, Analysis and Retrieval System (“EDGAR”) (or any successor system).

(h) Clear Market. For a period of 60 days after the date of the Prospectus (the “Company Lock-Up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock, or any options, rights or warrants to purchase any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock, including limited liability company interests in the New LLC convertible or exercisable or exchangeable for or that represent the right to receive Common Stock, or publicly disclose the intention to undertake any of the foregoing (other than filings on Form S-8 relating to the Company Stock Plans), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, other than (i) the Shares to be sold hereunder, (ii) Common Stock, options, restricted stock units (“RSUs”) or other awards described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as those plans are in effect on the date of this Agreement or the Closing Date, as applicable, or the sale of shares of Common Stock for the purpose of satisfying any actual or estimated withholding taxes (including estimated taxes) as a result of such options or vesting of such RSUs or other equity awards under such equity incentive plans referenced in the Registration Statement, the Pricing Disclosure Package or the Prospectus; (iii) the issuance of up to 10% of the shares of Common Stock issued and outstanding immediately following the Closing Date, in acquisitions or other similar strategic transactions, provided such recipients enter into a lockup agreement substantially in the form of Exhibit A hereto to the extent such recipients receive shares representing more than 1% of the outstanding Class A common stock and (iv) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in the Registration Statement, Pricing Disclosure Package or the Prospectus.

(i) No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(j) Reports. For a period of two years following the date hereof, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l) Shelf Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representative. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

6. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders severally covenants and agrees with the Underwriter that:

(a) Tax Form. It will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or W-8, as applicable (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter’s documentation of its compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(b) Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7. Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriter may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided, further, that the Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8. Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Underwritten Shares on the Closing Date, as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or, to the knowledge of the Ryan Parties, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b) Representations and Warranties. The respective representations and warranties of each Ryan Party and each Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of each Ryan Party and its officers and each of the Selling Stockholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officers’ Certificates. The Underwriter shall have received on and as of the Closing Date, (x) a certificate of the chief financial officer or chief accounting officer of each Ryan Party and one additional senior executive officer of such Ryan Party who is satisfactory to the Underwriter (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(f) hereof are true and correct, (ii) confirming that the other representations and warranties of each Ryan Party in this Agreement are true and correct and that each Ryan Party has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) to the effect set forth in paragraphs (a) and (c) above and (y) a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Representative, confirming that the representations and warranties of such Selling Stockholder in this Agreement are true and correct and that the such Selling Stockholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date, shall use a “cut-off” date no more than two business days prior to such Closing Date.

(f) [reserved]

(g) Opinion and 10b-5 Statement of Counsel for the Company. Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(h) Opinion of Counsel for Onex. Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for Onex, shall have furnished to the Underwriter, at the request of the Onex, their written opinion, dated the Closing Date, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(i) Opinion of Counsel for the Additional Selling Stockholder. Kirkland & Ellis LLP, counsel for each of the Additional Selling Stockholder, shall have furnished to the Representative, at the request of the Selling Stockholders, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(j) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriter shall have received on and as of the Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriter, of Davis Polk & Wardwell LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.

(l) Good Standing. The Underwriter shall have received on and as of the Closing Date, satisfactory evidence of the good standing of each Ryan Party in its respective jurisdictions of organization and its good standing in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Exchange Listing. The Shares to be delivered on the Closing Date shall have been approved for listing on the New York Stock Exchange.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Ryan Parties and each Selling Stockholder relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(o) CDD Certification. Each of the Selling Stockholders shall have delivered to the Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(p) Additional Documents. On or prior to the Closing Date, the Ryan Parties and each of the Selling Stockholders shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriter by the Ryan Parties. The Ryan Parties, jointly and severally, agree to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter through the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in paragraph (c) below.

(b) Indemnification of the Underwriter by the Selling Stockholders. Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in paragraph (c) below, provided that each Selling Stockholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with the Selling Stockholder Information for such Selling Stockholder; provided further that the liability of such Selling Stockholder pursuant to this Section 9(b) shall not exceed the aggregate Purchase Price (less underwriting commissions but before payment of expenses) of Shares sold by such Selling Stockholder under this Agreement (the “Selling Stockholder Proceeds”).

(c) Indemnification of the Ryan Parties and the Selling Stockholders. The Underwriter agrees to indemnify and hold harmless each Ryan Party, the directors and officers of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each the Selling Stockholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter through the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting,” the discretionary accounts information contained in the second and third sentences of the sixth paragraph under the caption “Underwriting” and the stabilization information contained in the thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting.”

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Ryan Parties, the directors and officers of the Company who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any separate firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Ryan Parties and the Selling Stockholders, on the one hand, and the Underwriter, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Ryan Parties and the Selling Stockholders, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Ryan Parties and the Selling Stockholders, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Ryan Parties and the Selling Stockholders, on the one hand, and the Underwriter, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Ryan Parties and the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Ryan Parties, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Stockholders or the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint, and the Selling Stockholder’s obligations under paragraphs (e) and (f) to contribute are several in proportion to their Selling Stockholder Proceeds and not joint. Notwithstanding anything herein to the contrary, the aggregate liability of each Selling Stockholder under paragraphs (b), (e) and (f) shall be limited to an amount equal to the Selling Stockholder Proceeds.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above upon the execution and delivery hereof by the parties hereto.

11. Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company and the Selling Stockholders if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. [Reserved].

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Ryan Parties, jointly and severally, will pay or cause to be paid all documented costs and expenses incurred in connection with the performance of their obligations hereunder, including without limitation, (i) the costs incurred in connection with the authorization, issuance, sale, preparation and delivery of the Shares and, except as provided in Section 2(c), any taxes payable in that connection; (ii) the costs incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel for the Underwriter); (v) the cost of preparing stock certificates, if applicable; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (x) the fees and expenses of the Additional Selling Stockholder’s counsel; and (xi) all expenses and application fees related to the listing of the Shares on the NYSE; provided, however, that the amount payable by the Company pursuant to clauses (v) and (viii) of this Section 13(a) shall not exceed $35,000 in the aggregate for fees and expenses of counsel to the Underwriter. It is, however, understood that except as provided in this Section 13 or Section 9 hereof, the Underwriter shall pay all of their own costs and expenses, including, without limitation, the fees and disbursements of their counsel, and any advertising expenses connected with any offers they make.

(b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or any of the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, the Ryan Parties and each of the Selling Stockholders agree to reimburse the Underwriter for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of the Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Ryan Parties, each of the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf of the Ryan Parties, each of the Selling Stockholders or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Ryan Parties, each of the Selling Stockholders or the Underwriter or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify their respective clients.

18. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given at:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Fax: 646-834-8133

Notices to the Company shall be given to it at:

Ryan Specialty Holdings, Inc.

Two Prudential Plaza

180 N. Stetson Avenue, Suite 4600

Chicago, IL 60601

Email: [***]

Attention: [***]

Notices to Onex shall be given to:

Onex Corporation

712 Fifth Avenue

New York, NY 10019

Attention: [***]

Notices to the Additional Selling Stockholder shall be delivered or sent by mail to counsel for such Selling Stockholder at its address set forth in Schedule 2 hereto.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. Each Ryan Party and each of the Selling Stockholders hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Ryan Party and each of the Selling Stockholders waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each Ryan Party and each of the Selling Stockholders agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such Ryan Party and each of the Selling Stockholders, as applicable, and may be enforced in any court to the jurisdiction of which such Ryan Party and each of the Selling Stockholders, as applicable, is subject by a suit upon such judgment.

(d) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S.

Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, RYAN SPECIALTY HOLDINGS, INC.

By:	/s/ Patrick G. Ryan
Name: Patrick G. Ryan
Title: Chief Executive Officer

NEW RYAN SPECIALTY, LLC

By:	/s/ Patrick G. Ryan
Name: Patrick G. Ryan
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

ONEX RSG LP

By:	Onex RSG GP, Inc., its General Partner

By:	/s/ Robert LeBlanc
Name: Robert LeBlanc
Title: President

ONEX RSG HOLDINGS LP

By:	Onex RSG GP, Inc., its General Partner

By:	/s/ Robert LeBlanc
Name: Robert LeBlanc
Title: President

[Signature Page to Underwriting Agreement]

ADDITIONAL SELLING STOCKHOLDER:

/s/ Tim Turner
Timothy W. Turner

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above.

BARCLAYS CAPITAL INC.

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares
Barclays Capital Inc.	9,000,000

Total	9,000,000

Schedule 2

Selling Stockholder	Number of Underwritten Shares:
Onex RSG LP (a)	7,961,750
Onex RSG Holdings LP (such entities, collectively, “Onex”) (a)	348,341
Timothy W. Turner(b)	689,909
Total:	9,000,000

(a)	This Selling Stockholder is represented by Fried, Frank, Harris, Shriver & Jacobson LLP.
(b)	This Selling Stockholder is represented by Kirkland & Ellis LLP, 300 N. LaSalle, Chicago, IL 60654, Attn: Robert Goedert, P.C.

Annex A

a.	Pricing Disclosure Package

None

b.	Pricing Information Provided Orally by Underwriter

Shares: 9,000,000 shares

Public Offering Price Per Share: As to each investor, the price paid by such investor.

Exhibit A

Form of Lock-up Agreement

May 22, 2023

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Re: Ryan Specialty Holdings, Inc.—Secondary Offering

Ladies and Gentlemen:

The undersigned understands that you, as the underwriter (the “Underwriter”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Ryan Specialty Holdings, Inc., a Delaware corporation (the “Company”) and the Selling Stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the Underwriter of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter on behalf of the Underwriter, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or Class B Common Stock, par value $0.001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing; provided that, for the avoidance of doubt, to the extent the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Restricted Period so long as such demands or exercises do not involve any public disclosure or filing during the Restricted Period (provided that (i) the Company shall provide written notice to the Authorized Underwriter at least three business days prior to any confidential or non-public submission of a registration statement made during the Restricted Period, and (ii) no such confidential or non-public submission made shall become a publicly filed registration statement during the Restricted Period unless otherwise agreed by the Authorized Underwriter). The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished the Underwriter with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) to any immediate family member of the undersigned,

(iii) by will, other testamentary document or intestacy,

(iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(v) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above,

(vii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or, partners or other equityholders of the undersigned,

(viii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(ix) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(x) as part of a transfer or disposition of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering,

(xi) in connection with the vesting, settlement, or exercise of restricted stock units (“RSUs”), options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, including the disposition of Lock-up Securities or the withholding of the Lock-up Securities in connection with a “sell to cover” transaction to satisfy applicable tax withholding obligations or otherwise to satisfy the payment of actual or estimated taxes due with respect to the vesting of RSUs or other equity awards described in the Registration Statement, Pricing Disclosure Package, Prospectus, or documents incorporated by reference therein, provided that no filing by the undersigned or any party (transferor or transferee) under the Exchange Act, or other public announcement, shall be voluntarily made in connection with any such transfer, and if the undersigned is required to file a report under the Exchange Act related thereto during the Restricted Period, such report shall disclose that such transfer was a result of a “sell to cover” transaction or the exercise, on a “cashless” or “net exercise” basis, of any option to purchase Lock-Up Securities granted by the Company pursuant to stock option or equity incentive plans described in the Prospectus, or for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Securities or the vesting of any equity awards granted by the Company pursuant to stock option or equity incentive plans described in the Prospectus, provided further that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such RSUs, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package or the Prospectus;

(xii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean any third party tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, the result of which a person (as defined in Section 13(d)(3) of the Securities Exchange

Act of 1934, as amended (the “Exchange Act”)) or group of affiliated persons beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement,

(xiii) pursuant to (A) the Underwriting Agreement or (B) exchanges of non-voting common interest units in New Ryan Specialty, LLC (the “New LLC”) by the New LLC to the Company effected to acquire shares of Class A Common Stock to be sold pursuant to the Underwriting Agreement,

(xiv) any pledge, hypothecation or other grant of a security interest in any Lock-Up Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit and the transfer of such Lock-Up Securities to such lending institution upon foreclosure of such Lock-Up Securities; provided that in the case of any transfer pursuant to this clause (xiv), the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement at the time of such transfer, or

(xv) pursuant to a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act that is in effect as of the date hereof (any such plan, an “Existing Plan”), provided that to the extent a public filing under the Exchange Act is required in connection with such sale, transfer or other disposition, such filing shall include a statement to the effect that the sale, transfer or other disposition was made pursuant to such Existing Plan;

provided further that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (vii) and (viii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Underwriter a lock-up letter in the form of this Letter Agreement covering the duration of the Restricted Period, provided that with respect to any related series of transfers or distributions to transferees or distributees otherwise permitted under clauses (iv), (v) and (vii) that are deemed to occur simultaneously, only the ultimate transferee or distributee in such series shall be required to execute and deliver such lock-up letter (provided that, in each case, the same number or amount of Lock-Up Securities so transferred by the initial transferor remains subject to such lock-up agreement after giving effect to such simultaneous transfers or distributions), (B) in the case of any transfer or distribution pursuant to clause (a)(ii), (iii), (vi), (ix),(x) and (xi), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the Restricted Period in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(i), (iv), (v), (vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer, including that the transfer was a gift or for estate planning purposes, by operation of law, to its members, equityholders or other similar constituents, pursuant to an order of court or the Company upon death, disability or termination of an employee, as the case may be;

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be made voluntarily in connection with such trading plan.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriter has not provided any recommendation or investment advice nor has the Underwriter solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriter may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Underwriter is not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Underwriter is making such a recommendation.

The undersigned understands that if (i) the Company files with the Commission a notice of withdrawal of the Registration Statement on Form S-3 (which covers the Securities) pursuant to Rule 177 promulgated under the Securities Act, or (ii) the Underwriting Agreement does not become effective by June 30, 2023, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: